Exhibit 4.3

TEJON RANCH CO. LETTER OF TRANSMITTAL - SUBSCRIPTION FORM

Investor ID Number

THIS LETTER OF TRANSMITTAL, INCLUDING THE ACCOMPANYING INSTRUCTIONS, SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

Tejon Ranch Co. is conducting a rights offering (the "Rights Offering") which entitles the holders of shares of the Company's stock (the "Stock"), as of the close of business on May 21, 2010 (the "Record Date") to receive one Right (each, a "Right") for each share of Stock held of record on the Record Date. Holders of Rights are entitled to subscribe for and purchase share(s) of Stock for every Right (the "Basic Subscription Right") at a subscription price of $23.00 per share. Holders who elect to exercise their basic subscription privilege in full may also subscribe for additional shares at the same subscription price per share. If an insufficient number of shares are available to satisfy fully oversubscription requests the available shares will be distributed proportionally among rights holders who exercise their oversubscription privilege.

For a more complete description of the terms and conditions of the Rights Offering, please refer to the Prospectus dated May , 2010 (the "Prospectus"), which is incorporated herein by reference. Copies of the Prospectus are available upon request from BNY Mellon Shareowner Services 1-866-300-2898 (toll free) or 1-201-680-6579 (call collect).

I hereby irrevocably subscribe for the number of shares indicated on the from upon the terms and conditions specified in the Prospectus relating thereto. Receipt of the Prospectus is hereby acknowledged.

Please complete the back if you would like to transfer ownership or request special mailing.

PLEASE CERTIFY YOUR TAXPAYER IDENTIFICATION NUMBER (TIN) BY COMPLETING THE INFORMATION IN BOX NUMBER 6 ON THE REVERSE SIDE.

SEE INSTRUCTIONS ON THE REVERSE SIDE

2 ☐ BASIC SHARES TO SUBSCRIBE ☐☐☐☐☐☐☐☐ WHOLE SHARES

3 ☐ OVER SUBSCRIPTION FOR SHARES ☐☐☐☐☐☐☐☐ WHOLE SHARES

4 ☐ RIGHTS OFFER FOR SALE ☐☐☐☐☐☐☐☐ WHOLE SHARES

ENCLOSED IS MY CHECK FOR $ ____________________

1 **Signature:** This form **must** be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X ____________________ | ________ | ____________________

Signature of Shareholder | Date | Daytime Telephone #

X ____________________ | ________ | ____________________

Signature of Shareholder | Date | Daytime Telephone #

5

____________________ SUBSCRIPTION CERTIFICATE NUMBER

____________________ CUSIP NUMBER

____________________ BASIC SHARES TO SUBSCRIBE

____________________ RIGHTS

____________________ RECORD DATE SHARES

TEJON RANCH CO.
SUBSCRIPTION FOR RIGHTS OFFERING
RECORD DATE

A. Number of Shares subscribed for through the basic subscription privilege (not to exceed one Share for each Right held): ____________________ Shares

B. Number of Shares subscribed for through the over subscription privilege (No limit, except basic subscription must be fully exercised): ____________________ Shares

C. Total Subscription Price (sum lines A and B multiplied by $23.00): $ ____________________

D. Method of Payment:

☐ Certified or Cashier's check or money order payable to BNY Mellon Shareowner Services (acting on behalf of The Bank of New York Mellon.)

HOW TO CONTACT BNY MELLON SHAREOWNER SERVICES

By Telephone – 9 a.m. to 6 p.m. New York Time, Monday through Friday, except for bank holidays:

From within the U.S., Canada or Puerto Rico
1-866-300-2898 (Toll Free)
From outside the U.S.
1-201-680-6579 (Collect)

SUBSCRIPTION TO PURCHASE SHARES OF TEJON RANCH CO.
RETURN TO: THE BANK OF NEW YORK MELLON C/O BNY MELLON SHAREOWNER SERVICES

WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

By Mail:

BNY Mellon Shareowner Services
Attn: Corporate Action Dept.,
P.O. Box 3301
South Hackensack, NJ 07606

By Overnight Courier or By Hand

BNY Mellon Shareowner Services
Attn: Corporate Action Dept., 27th Floor
480 Washington Boulevard
Jersey City, NJ 07310

THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 14, 2010 AND THIS SUBSCRIPTION CERTIFICATE IS VOID THEREAFTER.

❻ SUBSTITUTE FORM W-9 – Department of the Treasury, Internal Revenue Service
Payer's Request for Taxpayer Identification Number (TIN)

Part 1 – PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION NUMBER ("TIN") IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW

► **FILL IN** the space below.

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), **and**
2. I am not subject to backup withholding because: **(a)** I am exempt from backup withholding, or **(b)** I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or **(c)** the IRS has notified me that I am no longer subject to backup withholding, **and**
3. I am a U.S. citizen or other U.S. person (including a U.S. resident alien).

EXEMPT PAYEE ☐

Please check appropriate box:

Individual/Sole proprietor ☐

Corporation ☐ Partnership ☐

Limited liability company ☐

Enter the tax classification D=disregarded entity ☐

C=corporation ☐ P=partnership ☐

☐ Other ► ____________

Signature ______________________ Date __________

❼ Special Transfer Instructions and Signature Guarantee Medallion

If you want your **Tejon Ranch Co.** stock and any refund check to be issued in **another name**, fill in this section with the information for the new account name.

Name (Please Print First, Middle & Last Name) (Title of Officer Signing this Guarantee)

Address (Number and Street) (Name of Guarantor - Please Print)

(City, State & Zip Code) (Address of Guarantor Firm)

(Tax Identification Number)

❽ Special Mailing Instructions

Fill in ONLY if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card.
Mail certificate(s) and check(s) to:

Name (Please Print First, Middle & Last Name)

Address (Number and Street)

(City, State & Zip Code)

COMPLETE ALL APPLICABLE SECTIONS OF THIS FORM USING THE INSTRUCTIONS BELOW.

❶ Sign and date Box 1 and include your day time phone number.

❷ Place an ☒ in the box and fill in the number of whole shares you wish to subscribe for under your basic subscription privileges.

❸ Place an ☒ in the box and fill in the number of whole shares you wish to over subscribe for your over subscription privileges. (No limit, except basic subscription must be fully exercised).

❹ Place an ☒ in the box and fill in the number of rights you wish to offer for sale.

❺ Rights card and calculation section for determining your basic/oversubscription privileges.

❻ **PLEASE SIGN IN BOX 6 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER** if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 6 and sign to certify. Please note that BNY Mellon Shareowner Services may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non - U.S. Taxpayer, please complete and return form W-8BEN.

❼ If you want your Tejon Ranch Co. stock and any refund check to be issued in another name, complete the Special Transfer Instructions in Box 7. Signature(s) in Box 7 must be medallion guaranteed.

❽ Fill in Box 8 if, mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card.

THIS RIGHTS OFFERING HAS BEEN QUALIFIED OR IS BELIEVED TO BE EXEMPT FROM QUALIFICATION ONLY UNDER THE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF THE STATES IN THE UNITED STATES. RESIDENTS OF OTHER JURISDICTIONS MAY NOT PURCHASE THE SECURITIES OFFERED HEREBY UNLESS THEY CERTIFY THAT THEIR PURCHASES OF SUCH SECURITIES ARE EFFECTED IN ACCORDANCE WITH THE APPLICABLE LAWS OF SUCH JURISDICTIONS.

THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 14, 2010 AND THIS SUBSCRIPTION CERTIFICATE IS VOID THEREAFTER.